SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 23, 2009
Date of Report (Date of earliest event reported)

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UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

   1-12431
(Commission File Number)

22-3282551
(IRS Employer Identification No.)

64 Old Highway 22
Clinton, NJ 08809
(Address of Principal Executive Office)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Unity Bancorp, the holding company for Unity Bank, announced today the appointment of Mr. David Hensley as its acting Chief Lending Officer.   Mr. Hensley has been employed by Unity since November 2005.  Mr. Hensley has over 39 years in the financial services industry, including positions of President and Chief Operating Officer of Phillipsburg National Bank, Executive Vice President of Twin Rivers Community Bank, and Regional Senior Vice President of Commercial Lending for United Trust Bank.  Mr. Hensley, has served as Senior Vice President of Commercial Lending.   Mr. Hensley will now assume responsibility for both commercial and SBA lending.

Mr. Michael Downes, who was previously the Company’s Chief Lending Officer, will remain with the Company.   Mr. Downes’ primary responsibility will be the ongoing maintenance and monitoring of our existing loan portfolio.   Last year, Unity exited the National SBA market and has decided to limit SBA lending to its primary trade areas.   Mr. Downes, who has extensive SBA experience, will continue to administer the SBA program.

Name and Position	Age	Principal Occupation for the Past Five Years	Officer Since	Term Expires

David Hensley Senior Vice President and Chief Lending Officer	62	Senior Vice President of the Registrant; previously, President of Phillipsburg National Bank.	2005	N/A(1)
(1) Under New Jersey law, officers serve at the pleasure of the Board of Directors, and do not have set terms.

There are no arrangements or understandings between Mr. Hensley and any other persons pursuant to which Mr. Hensley was selected as acting Chief Lending Officer. Mr. Hensley has no family relationship with any other director or executive officer of the Registrant, nor with any person nominated or chosen to serve as a director or executive officer of the Registrant.

There are no “related party transactions” between Mr. Hensley and the Company or the Bank which require disclosure.

Other than as described below, there are no material plans, contracts or other arrangements (or amendments thereto) to which Mr. Hensley is a party, or in which he participates, that was entered into or amended, in connection with Mr. Hensley being appointed as acting Senior Vice President and Chief Lending Officer. Mr. Hensley is currently subject to a change in control agreement with the Company pursuant to which he would receive six (6) month’s worth of his current base salary upon the occurrence of a change in control of the Company followed by certain adverse employment actions taken by the Company or its successor. However, the Company is a participant in the U.S. Treasury’s Capital Purchase Program (“CPP”), and as such, must comply with Treasury Department regulations governing executive compensation of companies participating in the CPP. Mr. Hensley will therefore waive those provisions of his change in control agreement which are prohibited by such Treasury regulations for so long as they are so prohibited. The form of waiver to be signed by Mr. Hensley is the same as that previously signed by the Company’s other executive officers, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
Date: July 23, 2009	By:	/s/ Alan J. Bedner, Jr.
Alan J. Bedner, Jr. EVP and Chief Financial Officer